UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2014

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX	75013
(Address of principal executive offices)	(zip code)

(972) 881-2900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 22, 2014, Priority Fulfillment Services, Inc. (“PFS”), a wholly-owned subsidiary of PFSweb, Inc. (the “Company”), entered into, and consummated the transactions contemplated by, a Stock Purchase Agreement (the “Purchase Agreement”) with Mark Moskal and Neil Nylander (the “Sellers”).

Pursuant to the terms of the Purchase Agreement, PFS purchased from the Sellers all of the outstanding capital stock (collectively, the “Shares”) of LiveAreaLabs, Inc., a Washington corporation (“LAL”).

In consideration for the purchase of the Shares, (i) PFS paid an aggregate cash payment of $4,000,000, subject to a post-closing adjustment to be based upon a closing date balance sheet analysis to be completed 90 days following the closing, and (ii) issued an aggregate of 54,604 restricted shares of Company common stock. In addition, PFS will pay the following amounts:

(a) A cash payment of $1,000,000 if LAL achieves earnings before interest, taxes depreciation and amortization, as adjusted for certain items (“Adjusted EBITDA”) for calendar year 2014 of $750,000.00 or greater; and

(b) A payment (the “2015 Earn-out Payment”) equal to, as applicable: (i) $1,000,000 if LAL achieves an Adjusted EBITDA for calendar year 2015 of $850,000, (ii) $2,000,000 if LAL achieves an Adjusted EBITDA for calendar year 2015 of $1,050,000 or greater, and (iii) a pro rated amount if LAL achieves an Adjusted EBITDA for calendar year 2015 greater than $850,000, but less than $1,050,000 (e.g., a payment of $1,500,000 if LAL achieves an Adjusted EBITDA for calendar year 2015 of $950,000).

At PFS’ election, up to 25% the 2015 Earn-out Payment is payable in restricted shares of Company common stock, based on its then current market value at the time of issuance.

None of the Sellers have any prior material relationship with PFS or the Company.

Item 8.01. Other Events.

On September 23, 2014, the Company issued a press release announcing the acquisition of LAL.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2014

PFSweb, Inc.

By:	/s/ Thomas J. Madden
Name:	Thomas J. Madden
Title:	Executive Vice President and Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 23, 2014.